UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

NSTAR

(Exact name of registrant as specified in its charter)

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2007

Registrant, Address and Telephone Number

NSTAR
800 Boylston Street
Boston, Massachusetts 02199
Telephone (617) 424-2000

Commission File Number	State of Incorporation	I.R.S. Employer Identification No.

1-14768	Massachusetts	04-3466300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May, 3, 2007, the shareholders of NSTAR (“the Company”) approved the NSTAR 2007 Long Term Incentive Plan (the “Plan”) making the Plan effective as of that date.  The Plan had previously been approved by the Company’s Board of Trustees on January 25, 2007, subject to shareholder approval.  The purpose of the Plan is to advance the interests of the Company by enhancing the Company’s ability to attract and retain highly qualified employees who are in a position to make contributions to the success of the Company, thereby rewarding such employees for their contributions through ownership of Common Shares and other interests in the Company.

The Company may grant a variety of awards, including stock options and stock appreciation rights; restricted shares; rights to receive shares on a deferred basis or based on performance; dividend equivalents; cash payments sufficient to offset the ordinary income taxes of participants resulting from transactions under the Plan; and other stock-based awards.

The Plan limits the terms of awards to ten years and prohibits the granting of awards more than ten years after the effective date of the Plan.

The Plan replaces the NSTAR 1997 Share Incentive Plan, which was originally approved by shareholders in 1997 and which had expired by its terms in January 2007.  The NSTAR 2007 Long Term Incentive Plan is very similar in design to the 1997 Plan, but has a few important differences intended to protect the interests of shareholders as described in the Plan document. The Form of employee agreement entitled “Deferred Common Share/Dividend Equivalent Award and Stock Option Grant Agreement Under the NSTAR 2007 Long Term Incentive Plan” is filed herewith as Exhibit 10.2.

A copy of the Plan was also included as Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 9, 2007.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit

10.1	2007 Long Term Incentive Plan, effective May 3, 2007

10.2	Deferred Common Share/Dividend Equivalent Award and Stock Option Grant Agreement Under the NSTAR 2007 Long Term Incentive Plan (in form)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NSTAR
(Registrant)
Date: May 3, 2007	By:	/s/ R. J. WEAFER, JR.
Robert J. Weafer, Jr.
Vice President, Controller
and Chief Accounting Officer